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                                                              EXHIBIT 23.5

                                          S.A. HOLDITCH & ASSOCIATES, INC.
                                            INTERNATIONAL PETROLEUM CONSULTANTS
                                    Petroleum Engineering & Geoscience Services
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                                                               One Shell Square
                                                 701 Poydras Street, Suite 4320
                                              New Orleans, Louisiana 70139-7738
                                                                 (504) 523-2117
                                                            Fax: (504) 523-3547
                                                              info@holditch.com
                                                        http.//www/holditch.com

                 CONSENT OF S. A. HOLDITCH & ASSOCIATES, INC.

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of the references to us under the headings "Business and Properties--Oil and Gas Reserves" and "Experts" and appearing elsewhere therein.

                                          S. A. Holditch & Associates, Inc.

                                              /s/
                                                   W. Denton Copeland

                                             ______________________________

                                               W. Denton Copeland, P.E.
                                                     Vice President

New Orleans, Louisiana
November 15, 1996

COLLEGE STATION____ .____ PITTSBURGH_____ .____ HOUSTON_____ . NEW ORLEANS